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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 14, 2004, in the Registration Statement (Form F-4) and related Prospectus of CHC Helicopter Corporation for the registration of US$250,000,000 7.375% Senior Subordinated Notes.


The Hague, The Netherlands,                       /s/ Ernst & Young Accountants
June 30, 2004                                    -------------------------------
                                                  Ernst & Young Accountants